Termination Agreement regarding the
Business Cooperation Agreement
Party A: Detian Yu Biotechnology (Beijing) Co. Limited （德天御生态科技（北京）有限公司）
Domicile: Unit 807, Building A, North Star Century Centre, North Star Road West No. 8 Yuan, Chaoyang District, Beijing （北京市朝阳区北辰西路8号院北辰世纪中心A座807）

Party B: Beijing Jundaqianyuan Investment Management Co., Ltd. (北京君大乾元投资管理有限公司)
Domicile: Unit 808, Building A, North Star Century Centre, North Star Road West No. 8 Yuan, Chaoyang District, Beijing （北京市朝阳区北辰西路8号院北辰世纪中心A座808）
WHEREAS:

1.
Party A and Party B have entered into a Business Cooperation Agreement dated November 16, 2010, pursuant to which Party B agreed to appoint Party A to provide business cooperation opportunities in relation to customer resources, business cooperative partners, financing terms and relevant market information; Party B agreed to pay Party A cooperation fees and commission annually, the total amount of which shall be 65% of the net incomes after tax of Party B in every fiscal year.

2.
As provided in the Business Cooperation Agreement, in the duration of such agreement, Party A may terminate the agreement at any time by giving Party B prior notice of 30 days in writing. Party A has caused such agreement to be terminated by prior written notice.

UPON FRIENDLY NEGOTIATION, NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	Terminate the Business Cooperation Agreement entered into by and between Party A and Party B.

2.
Termination Agreement regarding the Business Cooperation Agreement (hereinafter referred to as “this Agreement”) shall become effective on its seal and signature by both parties. The Business Cooperation Agreement shall be terminated as of the effective date of this Agreement and no longer binding upon the parties hereto. Party A shall not be deemed as controlling shareholder or de facto controller by Party B.

3.
Party B warrants and acknowledges that it releases, discharges and holds harmless Party A from and against any and all obligations assumed by it under the Business Cooperation Agreement in the duration of such agreement, including without limitation to any obligation in connection with such agreement ,which should be discharged by Party A after termination . Party B further waives any claim against Party A connected with or arising from such obligations.

4.
Where Party A shall jointly and severally bear guarantee responsibilities for Party B’s liabilities under the Business Cooperation Agreement within the duration of such agreement, Party B hereby agrees to timely indemnify and save harmless Party A from and against any and all losses suffered or incurred by it connected with or arising from the assumption of such guarantee responsibilities.

5.	This Agreement shall be in duplicate, one for each party and each shall be equally valid.
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Party A：（seal）

By：（sign） /s/ Authorized Person

Signing date： December 20, 2011

Party B：（seal）

By：（sign） /s/ Authorized Person

Signing date： December 20, 2011